                                                          Exhibit (23)-2
                                                          Unicom Corporation
                                                          Form S-4
                                                          File No. 33-



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our reports dated January 27, 1995, included or incorporated by reference in Unicom Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, our reports dated May 9, 1995, August 8, 1995 and November 8, 1995, included in Unicom Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively, and our report dated January 26, 1996 included in Unicom's Form 8-K Current Report dated January 26, 1996.
We also hereby consent to all references to our Firm included in this Form S-4 Registration Statement.



                                              ARTHUR ANDERSEN LLP



Chicago, Illinois
February 16, 1996